Exhibit 10.16

NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR

AUTOMATIC STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of STEC, Inc. (the “Corporation”):

Optionee:

Grant Date:

Exercise Price:  $                                                                                                                                                                      per share

Number of Option Shares:    30,000 shares of Common Stock

Expiration Date:

Type of Option: Non-Statutory Stock Option

Date Exercisable: Immediately Exercisable

Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation’s repurchase right shall accordingly lapse with respect to, the Option Shares in a series of five (5) successive equal annual installments upon Optionee’s completion of each year of service as a member of the Corporation’s Board of Directors (the “Board”) over the five (5)-year period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee’s cessation of Board service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the STEC, Inc. 2000 Stock Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ANY UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

No Impairment of Rights. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation’s stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

Additional Information. The additional information concerning the Option will be more fully described in the option documentation available to Optionee on-line. Following is the link to Wealthviews, the Corporation’s online stock administrator. The user id should be your Optionee number (no dashes), and the initial pin (if you haven’t used the system before) would be the last 6 digits of your social security number. https://www.wealthviews.com/stec/

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:                     ,

STEC, INC.

By:

Name:

Title:

OPTIONEE

By:

Name:

Address:

ATTACHMENTS

Exhibit A - Automatic Stock Option Agreement (For Non-Employee Directors)

Exhibit B - Plan Summary and Prospectus

EXHIBIT A

AUTOMATIC STOCK OPTION AGREEMENT

EXHIBIT B

PLAN SUMMARY AND PROSPECTUS